As filed with the Securities and Exchange Commission on March 30, 1999

                                                       Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   __________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                       INTERMAGNETICS GENERAL CORPORATION
               (Exact name of issuer as specified in its charter)

               New York                           14-1537454
      (State or other jurisdiction of           (I.R.S. Employer
      incorporation or organization)         Identification Number)


                               450 Old Niskayuna Road
                                     P.O. Box 461
                                Latham, NY 12110-0461
                       (Address of principal executive offices)


                                1990 STOCK OPTION PLAN
                               (Full title of the plan)

                                  Michael C. Zeigler
                        Senior Vice President - Finance and
                               Chief Financial Officer
                        Intermagnetics General Corporation
                               450 Old Niskayuna Road
                                    P.O. Box 461
                                Latham, NY 12110-0461
                     (Name and address of agent for service)

                                    (518) 782-1122
        (Telephone number, including area code, of agent for service)


                                   COPY TO:

                             Martin L. Budd, Esq.
                           Day, Berry & Howard LLP
                             One Canterbury Green
                       Stamford, Connecticut 06901-2047
                                (203) 977-7300

                        CALCULATION OF REGISTRATION FEE

Title of Securities        Amount to be      Proposed Maximum        Proposed Maximum         Amount of
to be Registered            Registered           Offering                Aggregate        Registration Fee
                                             Price Per Share*         Offering Price*
Common Stock, par value    408,000 shs.           $6.9375               $2,830,500             $786.88
$.10 per share.......

(*) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low prices of shares of Common Stock on March 26, 1999, as reported in the American Stock Exchange Composite Transactions. Pursuant to General Instruction E of Form S-8, the contents of the Company's earlier Registration Statements on Form S-8 (Registration No. 33-44693, Registration No. 33-55092,
      Registration No. 33-72160, Registration No. 333-10553 and
      Registration No. 333-42163) relating to the 1990 Stock Option
      Plan are incorporated herein by reference.

Item 8.  EXHIBITS.

     The exhibits filed as part of this Registration Statement are as follows:

Exhibit
NUMBER                   EXHIBIT

   5           Opinion of Katherine M. Sheehan, Esq.

23.1           Consent of KPMG LLP

23.2           Consent of Katherine M. Sheehan, Esq.
               (included as part of Exhibit 5)

  24           Power of Attorney
               (included as part of the signature page)

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Latham, State of New York, on this 29th day of March, 1999.

                              INTERMAGNETICS GENERAL CORPORATION




                              By:    /S/ CARL H. ROSNER
                                     Carl H. Rosner
                                     Chairman and Chief
                                     Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

     Each person, in so signing, also makes, constitutes and appoints Carl H. Rosner, Chairman and Chief Executive Officer, and Michael C. Zeigler, Senior Vice President - Finance and Chief Financial Officer, and each of such officers acting singly, his true and lawful attorney-in-fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.


 /S/ CARL H. ROSNER
March 29, 1999
Carl H. Rosner
Chairman and Chief Executive Officer


 /S/ MICHAEL C. ZEIGLER
March 29, 1999
Michael C. Zeigler
Senior Vice President - Finance;
Chief Financial Officer (Principal
Financial and Accounting Officer)


 /S/ JOSEPH C. ABELES
March 29, 1999
Joseph C. Abeles
Director


 /S/ JOHN M. ALBERTINE
March 29, 1999
John M. Albertine
Director


 /S/ EDWARD E. DAVID, JR.
March 29, 1999
Edward E. David, Jr.
Director


 /S/ GLENN H. EPSTEIN
March 29, 1999
Glenn H. Epstein
Director


 /S/ JAMES S. HYDE
March 29, 1999
James S. Hyde
Director


 /S/ THOMAS L. KEMPNER
March 29, 1999
Thomas L. Kempner
Director


 /S/ STUART A. SHIKIAR
March 29, 1999
Stuart A. Shikiar
Director



 /S/ SHELDON WEINIG
March 29, 1999
Sheldon Weinig
Director

                            INDEX TO EXHIBITS


Exhibit
NUMBER            EXHIBIT

   5              Opinion of Katherine M. Sheehan, Esq.

23.1              Consent of KPMG LLP

23.2              Consent of Katherine M. Sheehan, Esq.
                  (included in Exhibit 5)

24                Power of Attorney
                  (included in signature page)

                                    EXHIBIT 5

                                        March 29, 1999


Intermagnetics General Corporation
450 Old Niskayuna Road
P.O. Box 461
Latham, N.Y.  12110-0461

     Re:    Registration Statement on Form S-8 Relating
          TO THE COMPANY'S 1990 STOCK OPTION PLAN

Dear Sir or Madam:

     I am Corporate Counsel for Intermagnetics General Corporation, a New York corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 408,000 shares (the "Shares") of the Company's Common Stock, par value $.10 per share (the "Common Stock"), to be issued pursuant to options granted or to be granted under the Company's 1990 Stock Option Plan (the "1990 Plan").

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, the 1990 Plan and such other documents, corporate records, and other instruments as I have deemed necessary or advisable for purposes of the opinion set forth below. I have assumed the genuineness of the signatures on all documents examined by me, the authenticity of all documents submitted to me as originals, and the conformity to all corresponding originals of all documents submitted to me as copies.

     Based on the foregoing, it is my opinion that, except as otherwise provided in Section 630 of the New York Business Corporation Law ("NYBCL"), the Shares of the Company's Common Stock to be issued upon exercise of options granted or to be granted in accordance with the terms of the 1990 Plan will be, when issued in accordance with the terms of such options for a price not less than the par value thereof, validly issued, fully paid and nonassessable shares of the Common Stock of the Company under the laws of the State of New York (assuming that, at the time of such issuance, the Company has a sufficient number of authorized and unissued shares or treasury shares available for such issuance).

     The foregoing opinion is limited to NYBCL.

     I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                                /s/ Katherine M. Sheehan
                                        Katherine M. Sheehan
                                        Corporate Counsel

                                 EXHIBIT 23.1

EXHIBIT 23.1



                     CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Intermagnetics General Corporation:

We consent to the use of our report, included in the May 31, 1998
Annual Report on Form 10-K of Intermagnetics General Corporation, incorporated herein by reference.


                                   /s/ KPMG LLP




Albany, New York
March 29, 1999